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                                                                  EXHIBIT 10.13



                           AGILENT TECHNOLOGIES, INC.

                                 1999 STOCK PLAN

                   (Restatement, effective September 17, 2001)



        1. Purposes of the Plan. The purpose of this 1999 Stock Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the stockholder's interest and share in the Company's success.

        2. Definitions.  As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

               (b) "Affiliate" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

               (c) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan.

               (d) "Award" means a Cash Award, Stock Award, SAR, or Option granted in accordance with the terms of the Plan.

               (e) "Awardee" means the holder of an outstanding Award.

               (f) "Award Agreement" means a written or electronic agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

               (g) "Board" means the Board of Directors of the Company.

               (h) "Cash Awards" means cash awards granted pursuant to Section 13 of the Plan.

               (i) "Code" means the United States Internal Revenue Code of 1986, as amended.


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               (j) "Committee" means a committee of Directors appointed by the
Board in accordance with Section 4 of the Plan.

               (k) "Common Stock" means the common stock of the Company.

               (l) "Company" means Agilent Technologies, Inc., a Delaware corporation.

               (m) "Consultant" means any person, including an advisor, engaged by the Company or a Subsidiary to render services to such entity or any person who is an employee, advisor, director or consultant of an Affiliate.

               (n) "Director" means a member of the Board.

               (o) "Employee" means a regular employee of the Company or any Subsidiary, including Officers and Directors, who is treated as an employee in the personnel records of the Company or its Subsidiary for the relevant period, but shall exclude individuals who are classified by the Company or its Subsidiary as (A) leased from or otherwise employed by a third party, (B) independent contractors, or (C) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or its Subsidiary or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (q) "Fair Market Value" means, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine.

               (r) "Grant Date" means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan.

               (s) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (t) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               (u) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (v) "Option" means a stock option granted pursuant to the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.


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               (w) "Participant" means an Employee, Director or Consultant.

               (x) "Plan" means this 1999 Stock Plan, as restated effective September 17, 2000.

               (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 12 of the Plan.

               (z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

               (aa) "SAR" means a stock appreciation right granted pursuant to
Section 11 of the Plan.

               (bb) "Stock Awards" means right to purchase or receive Common Stock pursuant to Section 12 of the Plan.

               (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 112,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Preferred stock may be issued in lieu of Common Stock for Awards.

               If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto, if any, shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.

               (a) Procedure.

                          (i) Multiple Administrative Bodies. The Plan may be
administered by different Committees with respect to different groups of Participants.

                          (ii) Section 162(m). To the extent that the
Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                          (iii) Rule 16b-3. To the extent desirable to qualify
transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.



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                          (iv) Other Administration. The Board may delegate to
the Executive Committee of the Board (the "Executive Committee") the power to approve Awards to Participants who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under
Section 162(m) of the Code.

               (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                          (i) to select the Participants to whom Awards may be
granted hereunder;

                          (ii) to determine the number of shares of Common Stock
to be covered by each Award granted hereunder;

                          (iii) to approve forms of agreement for use under the
Plan;

                          (iv) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                          (v) to construe and interpret the terms of the Plan
and Awards granted pursuant to the Plan;

                          (vi) to adopt rules and procedures relating to the
operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

                          (vii) to prescribe, amend and rescind rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

                          (viii) to modify or amend each Award, including the
discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan, provided, however, that any such amendment is subject to Section 16(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee;

                          (ix) to allow Awardees to satisfy withholding tax
obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose


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shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                          (x) to authorize conversion or substitution under the
Plan of any or all outstanding stock options held by optionees of an entity acquired by the Company (the "Conversion Options"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

                          (xi) to authorize any person to execute on behalf of
the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

                          (xii) to make all other determinations deemed
necessary or advisable for administering the Plan and any Award granted hereunder.

               (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Awardees.

        5. Eligibility. Awards may be granted to Participants, provided, however, that Incentive Stock Options may be granted only to Employees.

        6. Limitations.

               (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               (b) For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee's employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

               (c) No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.



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               (d) The following limitations shall apply to grants of Options and SARs:

                          (i) No Participant shall be granted, in any fiscal
year of the Company, Options to purchase or SARs for more than 1,000,000 Shares.

                          (ii) In connection with his or her initial service, a
Participant may be granted Options to purchase or SARs for up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection
(i) above.

                          (iii) The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 15.

                          (iv) If an Option or SAR is cancelled in the same
fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option or SAR will be counted against the limits set forth in subsections (i) and (ii) above.

                          (v) SARs to be granted under this Plan shall not
exceed 5% of the total shares reserved for issuance under the Plan;

                          (vi) No more than 10% of the total shares reserved for
issuance under the Plan will constitute Stock Awards granted under this Plan;

                          (vii) No more than 20% of the total shares reserved
for issuance under the Plan will constitute Nonstatutory Stock Options, with an exercise price less than Fair Market Value on the Grant Date, granted under this Plan; and

                          (viii) Nonstatutory Stock Option with an exercise
price less than Fair Market Value on the Grant Date shall not be granted to any Officer.

        7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

        8. Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

        9. Option Exercise Price and Consideration.

               (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                          (i) In the case of an Incentive Stock Option the per
Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

                          (ii) In the case of a Nonstatutory Stock Option, the
per Share exercise price shall be no less than seventy-five per cent (75%) of the Fair Market Value per Share on the



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Grant Date. In the case of a Nonstatutory Stock Option intended to qualify as
"performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

                          (iii) Notwithstanding the foregoing, at the
Administrator's discretion, Conversion Options (as defined in Section 4(b)(x)) may be granted with a per Share exercise price of less than 75% of the Fair Market Value per Share on the Grant Date.

                          (iv) Other than in connection with a change in the
Company's capitalization (as described in Section 15(a), Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Incentive Stock Options or Nonstatutory Stock Options.

               (b) Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

               (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date. Acceptable forms of consideration may include:

                          (i) cash;

                          (ii) check or wire transfer (denominated in U.S.
Dollars);

                          (iii) other Shares which (A) in the case of Shares
acquired upon exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                          (iv) consideration received by the Company under a
cashless exercise program implemented by the Company in connection with the Plan;

                          (v) any combination of the foregoing methods of
payment; or

                          (vi) such other consideration and method of payment
for the issuance of Shares to the extent permitted by Applicable Laws.

        10. Exercise of Option.

               (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. No Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return. An Option shall continue to vest during any authorized leave



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of absence and such Option may be exercised to the extent vested upon the
Awardee's return to active employment status. An Option may not be exercised for a fraction of a Share.

                      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

                      Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

                      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) Termination of Employment. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 10(c),
(d), (e) and (f) below, the Awardee's unvested Option shall terminate immediately upon the Awardee's termination. On the date of the Awardee's termination of employment, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

                      Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 10(c), (d), (e) and (f) below, the Awardee's vested Option shall be exercisable for 3 months after the Awardee's termination, or if earlier, the expiration of the term of such Option. If the Awardee does not exercise his or her vested Option within the appropriate exercise period set forth above, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

               (c) Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's total and permanent disability or retirement due to age, in accordance with the Company's or its Subsidiaries' retirement policy, all unvested Options shall immediately vest and the Awardee may exercise his or her Option within three (3) years of the date of such disability or retirement for a Nonstatutory Stock Option, within three (3) months of the date of such disability or retirement for an Incentive Stock Option, or if earlier, the expiration of the term of such Option. If the Awardee does not exercise his or her Option within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.


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               (d) Death of Awardee. Unless otherwise provided for by the
Administrator in the Award Agreement, if an Awardee dies while an Employee, all unvested Options shall immediately vest and all Options may be exercised for one
(1) year following the Awardee's death, or if earlier, the expiration of the term of such Option. The Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Option under the Awardee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

               (e) Voluntary Severance Incentive Program and Workforce Management Program. If an Awardee ceases to be an Employee as a result of participation in the Company's or its Subsidiaries' voluntary severance incentive program approved by the Board or Executive Committee, all unvested Options shall immediately vest and all outstanding Options shall be exercisable for three (3) months following the Awardee's termination (or such other period of time as provided for by the Administrator) or if earlier, the expiration of the term of such Option. If, after termination, of Awardee's employment the Awardee does not exercise his or her Option within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

               If an Awardee ceases to be an Employee as a result of participation in the Company's Workforce Management Program, all unvested Options or SARs granted after August 28, 2001, shall immediately vest and all outstanding Options or SARs shall be exercisable for three (3) months following the Awardee's termination or if earlier, the expiration of the term of such Option or SAR. If, after termination, of Awardee's employment the Awardee does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall automatically terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

               (f) Divestiture. If an Employee ceases to be a Participant because of a divestiture of the Company, the Administrator may, in its sole discretion, make such Employee's outstanding Options fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Awardee does not exercise his or her Option within the time specified herein, the Option shall automatically terminate and the shares covered by such Option shall revert to the Plan.

               (g) Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

        11. SARs.

               (a) General. The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator. The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or



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electronically. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

               (b) Exercise. Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a cash payment in an amount equal to the difference between the Fair Market Value of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the Common Stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR. The Company's obligation arising upon the exercise of a SAR will be paid in cash.

               (c) Method of Exercise. A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the SAR by the person entitled to exercise the SAR. The SAR shall cease to be exercisable to the extent it has been exercised.

               (d) Termination of Employment. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 11(e) and (f) below, the Awardee's unvested SAR, shall terminate immediately upon the Awardee's termination.

               Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 11(e) and (f) below, the Awardee's vested SAR shall be exercisable for 3 months after the Awardee's termination, or if earlier, the expiration of the term of such SAR.

               (e) Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's total and permanent disability or retirement due to age, in accordance with the Company's or its Subsidiaries' retirement policy, the Award shall immediately vest. The Awardee may exercise his or her SAR within three (3) three years following the Awardee's total and permanent disability or retirement or, if earlier, the expiration of the term of such SAR. If the Awardee fails to exercise his or her SAR within the specified time period, the SAR shall terminate.

               (f) Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, the SAR shall immediately vest and be exercisable for (1) one year following the Awardee's death or, if earlier, the expiration of the term of such SAR. The SAR may be exercised by the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the SAR under the Awardee's will or the laws of descent or distribution. If the SAR is not so exercised within the specified time period, the SAR shall terminate.

               (g) Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares, SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

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        12. Stock Awards.

               (a) General. Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a stock award may be made contingent on achievement of performance conditions, including net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, customer satisfaction indicators and guaranteed efficiency measures, each with respect to Agilent and/or an individual business unit.

               (b) Forfeiture. Unless the Administrator determines otherwise, the Award Agreement shall provide for the forfeiture of the unvested Restricted Stock upon the Awardee ceasing to be an Employee except as provided below in Sections 12(c), (d) and (e). To the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the original price paid by the Awardee upon Awardee ceasing to be a Participant for any reason, except as provided below in Sections 12(c),
(d) and (e).

               (c) Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's total and permanent disability or retirement due to age, in accordance with the Company's or its Subsidiaries' retirement policy, the Award shall continue to vest, provided the following conditions are met:

                          (i) The Awardee shall not render services for any
organization or engage directly or indirectly in any business which, in the opinion of the Administrator, competes with, or is in conflict with the interest of, the Company. The Awardee shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment to the Awardee or a significant (greater than 10%) interest in the particular organization. For the purposes of this subsection, a company (other than a Subsidiary) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company shall be deemed to compete with the Company;

                          (ii) The Awardee shall not, without prior written
authorization from the Company, use in other than the Company's business, any confidential information or material relating to the business of the Company, either during or after employment with the Company;

                          (iii) The Awardee shall disclose promptly and assign
to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries; and

                          (iv) An Awardee retiring due to age shall render, as a
Consultant and not as an Employee, such advisory or consultative services to the Company as shall be reasonably requested by the Board or the Executive Committee in writing from time to time, consistent with the state of the retired Awardee's health and any employment or other activities in which such Awardee may be engaged. For purposes of this Plan, the Awardee shall not be required to devote a major portion of time to such services and shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with the performance of such services.

               (d) Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, the Stock Award shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole years since the Grant Date by the number of whole years between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Award Agreement). The vested portion of the Stock Award shall be delivered to the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Awardee's will or the laws of descent or distribution.

               (e) Voluntary Severance Incentive Program. If an Awardee ceases to be an Employee as a result of participation in the Company's or its Subsidiaries' voluntary severance incentive program approved by the Board or Executive Committee, the Stock Award shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole years since the Grant Date by the number of whole years between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Award Agreement).

               (f) Rights as a Shareholder. Unless otherwise provided for by the Administrator, once the Stock Award is accepted, the Awardee shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her acceptance of the Stock Award is entered upon the records of the duly authorized transfer agent of the Company.

        13. Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

        14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and kind of shares of Common Stock covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

               (c) Merger or Asset Sale. In the event there is a change of control of the Company, as determined by the Board, the Board may, in its discretion, (A) provide for the assumption or substitution of, or adjustment to, each outstanding Award (B) accelerate the vesting of Options and SARs and terminate any restrictions on Cash Awards or Stock Awards and (C) provide for the cancellation of Awards for a cash payment to the Awardee.

        16. Amendment and Termination of the Plan.

               (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

               (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

               (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        17. Designation of Beneficiary.

               (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Hewlett-Packard Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee.

               (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

        18. Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        19. Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months of the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

        22. Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

        23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

        24. Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of

Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to
Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

           ADDENDUM TO THE AGILENT TECHNOLOGIES, INC. 1999 STOCK PLAN

Pursuant to Section 4(b)(vi) of the Plan the following modifications to the Plan will apply in the countries as set forth below:

        AUSTRALIA

        Pursuant to Section 4(b)(vi) of the Plan the following modifications to the Plan will apply in Australia:

        (a) Purpose

        This Addendum (the "Australian Addendum") to the 1999 Stock Plan is hereby adopted to set out certain rules which, together with the provisions of the Plan which are not modified hereby, will govern the operation of the Plan with respect to Australian-resident employees of the Company.

        (b) Definitions

        Except as set forth below, capitalized terms used herein shall have the meaning ascribed to them in the Plan. In the event of any conflict between these provisions and the Plan, these provisions shall prevail.

        For the purposes of this Australian Addendum:

        "Agilent" means Agilent Technologies, Inc. or its duly authorized subsidiary;

        "Australian Participants" means all persons to whom an offer or invitation of options over shares of common stock in Agilent is made in Australia under the Plan;

        "Plan" means collectively the 1999 Stock Plan and the Australian Addendum; and

        (c) Form of Awards

        Non-statutory Stock Options to acquire common stock in Agilent are the only Awards that will be granted to Australian Participants.

        AUSTRIA

        Notwithstanding Section 3 herein, only newly issued shares will be issued to employees in Austria pursuant to the Plan.

        BRAZIL

        All stock options granted in Brazil will only be exercisable using the cashless exercise method. Both full cashless exercise (proceeds remitted in cash) and partial cashless exercise (proceeds remitted in stock) may be permitted. Cash exercises are prohibited.

        CHINA

        All stock options granted in China will only be exercisable using the cashless exercise method. Only full cashless exercise (proceeds remitted in cash) will be permitted. Cash exercises are prohibited.

        FRANCE

        All options granted in France shall be subject to the additional terms and conditions of the Agilent Technologies, Inc. Sub-Plan for French Employees.

        INDIA

        All options granted in India shall be subject to the additional terms and conditions of the Agilent Technologies, Inc. India Cashless Stock Option Sub-Plan.

        ITALY

        Notwithstanding Section 3 herein, only newly issued shares will be issued to employees in Italy pursuant to the Plan. All stock options granted in Italy will only be exercisable using the cashless exercise method. Only full cashless exercise (proceeds remitted in cash) will be permitted. Cash exercises are prohibited.

        SWITZERLAND

        Notwithstanding Section 8 herein, options granted in Switzerland shall have a term of ten (10) years and six (6) months.